UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934

January 4, 2006

(Date of earliest event reported)

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact name of Registrant as specified in its charter)

Oklahoma	1-1097	73-0382390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321

(Address of principal executive offices, including zip code)

(405) 553-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On January 4, 2006, Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”) entered into an Underwriting Agreement and filed on January 4, 2006 with the Securities and Exchange Commission a preliminary prospectus supplement relating to $110,000,000 in aggregate principal amount of its 5.15% Senior Notes, Series due January 15, 2016 and $110,000,000 in aggregate principal amount of its 5.75% Senior Notes, Series due January 15, 2036 (collectively, the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration on Form S-3 (File No. 333-127843).

Attached as Exhibit 1.01 is the Underwriting Agreement dated January 4, 2006 among the Company and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes.

Attached as Exhibit 4.02 is Supplemental Indenture No. 7 dated as of January 1, 2006 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the Senior Notes.

Attached as Exhibit 12.01 is the calculation of the ratio of earnings to fixed charges.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.01

Underwriting Agreement, dated January 4, 2006 between Oklahoma Gas and Electric Company and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to $110,000,000 in aggregate principal amount of the Company’s 5.15% Senior Notes, Series due January 15, 2016 and $110,000,000 in aggregate principal amount of its 5.75% Senior Notes, Series due January 15, 2036 (collectively, the “Senior Notes”).

4.02	Supplemental Indenture No. 7 dated as of January 1, 2006 between Oklahoma Gas and Electric Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

5.01	Opinion of counsel as to the legality of the Senior Notes.

12.01

Calculation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Name: Scott Forbes
Title: Controller - Chief Accounting Officer

January 6, 2006